                             SHAREHOLDERS AGREEMENT


          SHAREHOLDERS AGREEMENT dated as of July 27, 1995 between FOREST OIL CORPORATION, a New York corporation (the "COMPANY"), and THE ANSCHUTZ CORPORATION, a Kansas corporation ("PURCHASER").

          Terms not otherwise defined herein have the meanings stated in the Purchase Agreement (as defined below).

                                    RECITALS

          A. The parties have entered into the Purchase Agreement (the "PURCHASE AGREEMENT") dated as of May 17, 1995.

          B. Pursuant to the Purchase Agreement, (i) on the First Closing Date Purchaser purchased the Purchaser Note which on the Second Closing Date was by its terms converted into the Purchaser Note Conversion Shares and (ii) on the Second Closing Date Purchaser purchased the Purchaser Additional Shares, the Purchaser Preferred Shares and the Tranche A Warrants and may, upon the conversion of the Purchaser Preferred Shares and exercise of the Tranche A Warrants, thereafter acquire the Purchaser Preferred Conversion Shares and Tranche A Warrant Shares, respectively.

          C. On the Second Closing Date, Joint Energy Developments Limited Partnership, a Delaware limited partnership ("JEDI"), granted to Purchaser the JEDI/Purchaser Option providing for an option to purchase the Tranche B Warrants Shares. The Purchaser Note Conversion Shares, the Purchaser Additional Shares, the Purchaser Preferred Conversion Shares, the Tranche A Warrant Shares and the Tranche B Warrant Shares acquired by Purchaser pursuant to the JEDI/Purchaser Option are collectively referred to as the "PURCHASER SHARES".

          D. Pursuant to the Purchase Agreement, on the First Closing Date the Company entered into a Registration Rights Agreements with Purchaser pursuant to which the Company granted to Purchaser and certain other persons certain rights with respect to the registration under the Securities Act of the disposition of the Purchaser Shares.

                                    AGREEMENT

          The parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS


          Terms not otherwise defined herein have the respective meanings assigned in the Purchase Agreement. The following terms have the following meanings:

          "BENEFICIAL OWNERSHIP" or similar terms, except as expressly provided to the contrary in this Agreement in the definitions of "Section 16(b) Liability" and "Section 16(b) Matter", has the meaning assigned to the term "beneficial ownership" in Section 13(d) of the Exchange Act or the related rules and regulations.

          "BUSINESS COMBINATION TRANSACTION" means a merger, consolidation or similar transaction and each transaction that constitutes a "Change of Control" within the meaning of the Indenture dated as of September 8, 1993 between the Company and Shawmut Bank Connecticut, N.A. (giving effect to other terms and provisions of such indenture that are directly or indirectly incorporated or referenced by the definition therein of "Change of Control").

          "EXCESS PURCHASER SECURITIES" means, at any time of determination and with respect to the matter subject to the vote or consent for which the Excess Purchaser Securities are then being determined, the Equity Securities of the Company owned by any of Purchaser and its Affiliates and the Groups in which any of them may be members that may then be voted or with respect to which consent may then be given, in each case with respect to such matter (collectively, the "EFFECTIVE EQUITY SECURITIES"); PROVIDED, however, that "EXCESS PURCHASER SECURITIES", at any such time of determination and with respect to the matter subject to such vote or consent, shall not include the Effective Equity Securities that in the aggregate, have a voting power with respect to such matter not greater than 19.99% of the aggregate voting power of all Equity Securities of the Company then issued and outstanding.

          "GROUP" has the meaning given such term in Section 13(d)(3) of the Exchange Act and the related rules and regulations.

          "RELATED TRANSACTION" means, with respect to any acquisition or disposition, or deemed acquisition or disposition, of any securities, a transaction that (1) has been disclosed in a document filed with the Securities and Exchange Commission with respect to the Company (that is then available for inspection at the offices of the Securities and Exchange Commission) or has been otherwise publicly announced and (2) by its terms is effective upon, or immediately before or after giving effect to, the occurrence of such acquisition or disposition or deemed acquisition or disposition.

          "SECTION 16(b) LIABILITY" means liability under Section 16(b) of the Exchange Act with respect to or as a consequence, directly or indirectly, of Purchaser's or Purchaser's Affiliate's acquisition (or deemed acquisition) or disposition (or deemed disposition) of "beneficial ownership" of, or a "pecuniary interest" or "indirect pecuniary interest" in, any of the Purchaser Shares or any other "equity security" of the Company or "derivative security" relating to the Company, whether or not issued by the Company (such terms having the respective meanings assigned to them by Section 16 of the Exchange Act and the related rules and regulations), that shall have been issued or otherwise created, acquired (or deemed to have been acquired) or disposed of (or deemed to have been disposed of) by or pursuant to the Transaction Documents; PROVIDED, HOWEVER, that Section 16(b) Liability shall not include any such liability under
Section 16(b) of the Exchange Act with respect to or as a consequence of the acquisition of "beneficial ownership" of, or a "pecuniary interest" or "indirect pecuniary interest" in any "equity security" of the Company or "derivative security" relating to the Company that shall not have been issued or otherwise created or acquired (or deemed to have been acquired) pursuant to or in accordance with the Transaction Documents.

          "SECTION 16(b) MATTER" means each matter or series of matters (including, without limitation, a proposed transaction or series of transactions involving any stock or other non-cash dividend, split-up, reverse split-up, reclassification, recapitalization, reorganization, combination, subdivision, conversion, exchange of shares or Business Combination Transaction) which, directly or indirectly, as a result of the taking of action with respect thereto by the Company, its Board of Directors or shareholders or any Governmental Body having jurisdiction thereover, or the conclusion of any such matter will or may, directly or indirectly, whether taken alone or together with other facts or events, result in Section 16(b) Liability; PROVIDED, HOWEVER, that a Section 16(b) Matter shall not include any of the foregoing matters that will or may, directly or indirectly, result in Section 16(b) Liability with respect to or as a consequence of the transfer by Purchaser or any of its affiliates of any Purchaser Shares in violation of the provisions of Section 3.2 or in transfers that would violate the provisions of Section 3.2 but for clauses (a), (b), (c),
(d), (e), (h) and (i) thereof (collectively, "EXCLUDED TRANSFERS").

          "TERMINATION DATE" has the meaning stated in Section 4.1.


                                   ARTICLE II

                                COMPANY COVENANTS


          SECTION 2.1    BOARD OF DIRECTORS.

               (a) On the Second Closing Date and from time to time thereafter until the Termination Date, except as otherwise approved by the Board of Directors, including a majority of the Independent Directors, or by the vote of the holders of two-thirds of the shares of Common Stock then issued and outstanding (in which the shares of Common Stock owned by Purchaser and its Affiliates are voted in accordance with the restrictions contained in Section 3.1, if applicable), the Company shall take all actions necessary to cause, (1) the number of directors of the Company to be fixed at ten, (2) the election as directors of the Company of three persons selected by Purchaser (the "PURCHASER DESIGNEES"), two persons who are officers of the Company and five persons none of whom is then or has been at any time during the preceding two years an officer or employee of the Company or a director, officer or employee of a beneficial owner of 5% or more of the shares of Common Stock then issued and outstanding or any affiliate of such beneficial owner (each an "INDEPENDENT DIRECTOR"), (3) the appointment of a Purchaser Designee who is a director chosen by Purchaser as a member of the Executive Committee, the Compensation Committee and the Audit Committee (or committees having similar functions) of the Board of Directors (the "COMMITTEES"), (4) the formation of a Nominating Committee to be composed of three directors, of whom one shall be a Purchaser Designee selected by Purchaser, one shall be an officer of the Company and one shall be an Independent Director, (5) nominees to the Board of Directors other than the Purchaser Designees to be selected by a vote of at least two members of the Nominating Committee, of whom one shall be an Independent Director, (6) if any such Purchaser Designee shall cease to be a director for any reason, the filling of the vacancy resulting thereby with a Purchaser Designee and (7) the calling of meetings of the Board of Directors and committees thereof upon the written request of a Purchaser Designee who is a director.

               (b) The obligations of the Company under this Section 2.1 shall be subject to Section 14(f) of the Exchange Act and Rule 14f-l promulgated thereunder. The Company shall take all actions required pursuant to Section 14(f) and Rule 14f-l in order to fulfill its obligations under this Section 2.1, including, without limitation, the inclusion in the Proxy Statement of such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-l. Purchaser will supply to the Company any information with respect to Purchaser and its initial designees required by Section 14(f) and Rule 14f-l.

               (c) If at any time (1) one or more Purchaser Designees shall not be elected to the Board of Directors by the shareholders of the Company (notwithstanding Purchaser and its Affiliates having voted all shares of Common Stock owned by them in favor of such election) and each of such Purchaser Designees shall not otherwise have been elected to the Board of Directors before a date that is 10 days after the date of such vote by the shareholders of the Company and, in any event, before any other material action or matter is considered and resolved by the Board of Directors or (2) one or more directors who are Purchaser Designees shall not be appointed to any of the Committees and the directors who are Purchaser Designees shall have voted in favor of each such appointment, in each case as such election or appointment is required under this
Section 2.1, the provisions set forth in Article III will thereafter be of no further force or effect.

          SECTION 2.2    EXCHANGE ACT SECTION 16(b).

               (a) Without the prior written consent of Purchaser, the Company shall take no action with respect to a Section 16(b) Matter that will or may, directly or indirectly, whether taken alone or together with other facts or events, result in Purchaser or an Affiliate of Purchaser having Section 16(b) Liability, PROVIDED that the Company may take any such action (1) with respect to a Section 16(b) Matter if there shall have been entered a final judgment to the effect that Purchaser and its Affiliates do not and will not, directly or indirectly, have any Section 16(b) Liability, which judgment shall not be subject to appeal and is RES JUDICATA as to all matters that may give rise to
Section 16(b) Liability in connection therewith, or (2) that may, directly or indirectly, result in any such liability with respect to or as a consequence of any Excluded Transfer.

               (b) In all notices, registrations, applications, statements, pleadings, memoranda, briefs and other documents submitted to or filed with any Governmental Body (including, without limitation, in any Action referred to in Section 2.2(c)), none of the Company, Purchaser and their respective Affiliates shall assert any position or claim with respect to the acquisition (or deemed acquisition) or disposition (or deemed disposition) by Purchaser of "beneficial ownership" of, or a "pecuniary interest" or "indirect pecuniary interest" in, any of the Purchaser Shares that is inconsistent with the position or claim that Purchaser acquired (or shall have been deemed to acquire) "beneficial ownership" of, or a "pecuniary interest" or "indirect pecuniary interest" in, all of the Purchaser Shares on or before the date of this Agreement, except that Purchaser may assert any such inconsistent position or claim if Purchaser, based on advice of counsel, determines that there is a reasonable basis to conclude that as a result of the failure to assert such inconsistent position or claim, Purchaser, any person who controls Purchaser within the meaning of any applicable Regulation or any of their respective shareholders, directors, officers, employees, agents and Affiliates could be in violation of any applicable Regulation or could become subject to any sanction, fine, award or other penalty, whether civil or criminal.

          (c) The Company may seek to determine by an Action brought against Purchaser in the United States District Court in the Southern District of New York, or other jurisdiction approved by the Company and Purchaser, the respective rights and obligations of the parties under Sections 2.2(a) and 3.1(a).

          SECTION 2.3 RESTRICTIONS ON PURCHASER. Without the prior written consent of Purchaser, the Company shall not take or recommend to its shareholders any action which would impose limitations on the legal rights to be enjoyed by Purchaser or Affiliates of Purchaser as a shareholder of the Company, other than those imposed by the express terms of this Agreement and the other Transaction Documents, including, without limitation, any action which would impose or increase restrictions on Purchaser or Affiliates of Purchaser (a) based upon the size of its security holdings, the business in which it is engaged or other considerations applicable to it and not to security holders generally, (b) by means of the issuance of or proposal to issue any other class of securities having voting power disproportionately greater than the equity investment in the Company represented by such securities or by charter or by-law amendment or (c) by reducing by any means (including, without limitation, by split-up, reverse split-up, reclassification, recapitalization, reorganization, combination, redemption, repurchase, or cancellation of securities or rights or by a Business Combination Transaction) the number of shares of Common Stock that are then issued and outstanding or are then subject to issuance upon the conversion of or exercise or exchange for any Equity Securities (including securities exchangeable or convertible into Equity Securities) of the Company then outstanding, excepting only the reduction in such number of shares of Common Stock then issued and outstanding or subject to issuance resulting from the conversion of or exercise or exchange for Equity Securities of the Company issued and outstanding on the Second Closing Date (including, without limitation, the Purchaser Note, the Tranche A Warrants and the Tranche B Warrants) and adjustments in the number of shares of Common Stock subject to issuance under Employee Options that are issued and outstanding on the Second Closing Date;

          SECTION 2.4    ACCESS TO INFORMATION.

               (a) The Company shall promptly furnish to Purchaser all information that is required by GAAP to enable Purchaser to account for its investment in the Company. To the extent reasonably requested by Purchaser, the Company shall, and shall cause its employees, independent public accountants and other representatives to, provide information regarding the Company to, and otherwise cooperate with, Purchaser and the representatives of Purchaser so as to enable Purchaser to prepare financial statements in accordance with GAAP.

               (b) Upon the request of Purchaser from time to time, the Company shall promptly disclose to Purchaser the number of shares of Common Stock issued and outstanding on a date not more than 5 days prior to the date of such request and the number of shares of Common Stock subject to issuance upon the conversion of or exercise or exchange for the Equity Securities of the Company outstanding on such date.

          SECTION 2.5 RIGHTS AGREEMENT. If the Company shall at any time after the First Closing Date amend, modify or waive the Rights Agreement with respect to any person or any Voting Securities (as defined in the Rights Agreement) or other securities "beneficially owned" (as defined in the Rights Agreement) by such person or otherwise, in any manner, directly or indirectly, exempt any person or any Voting Securities or any other securities beneficially owned by such person from the provisions, limitations or effects of the Rights Agreement, then, concurrently therewith, the Company shall, with respect to the Purchaser and its Affiliates and the Voting Securities and other securities beneficially owned by any of them, take the same action with respect to the Rights Agreement so that as a result thereof each of the Purchaser and its Affiliates and the Voting Securities and other securities beneficially owned by any of them are subject to the Rights Agreement in the same manner and to the same extent as such other person and the Voting Securities or other securities beneficially owned by such other person.

                                   ARTICLE III

                             PURCHASER RESTRICTIONS


          SECTION 3.1    PURCHASER VOTING RESTRICTIONS.

               (a) In connection with each vote or written consent of the holders of Common Stock, Purchaser and its Affiliates shall vote, or consent with respect to, and cause each of its Affiliates and each Group of which it is a member, to vote or consent with respect to, all Excess Purchaser Securities in respect of the matters subject to such vote or consent in the same proportion that all other Equity Securities of the Company (other than Equity Securities of the Company owned by Purchaser, any of its Affiliates or any such Group) are voted or with respect to which such consent is given by holders of such Equity Securities with respect to such matter; PROVIDED, HOWEVER, that notwithstanding the foregoing, each of Purchaser, its Affiliates and such Groups at all times may vote, or consent with respect to, Excess Purchaser Securities (1) for the election of each of the permitted number of Purchaser Designees, (2) as Purchaser, such Affiliate or such Group shall determine with respect to each
Section 16(b) Matter with respect to which (A) any of Purchaser and its Affiliates will have or may, directly or indirectly, have Section 16(b) Liability and (B) there shall not have been entered, as of the date such vote or consent shall be required to be given, a final judgment to the effect that Purchaser and its Affiliates do not and will not, directly or indirectly, have any Section 16(b) Liability, which judgment shall not be subject to appeal and is res judicata as to all matters that may give rise to Section 16(b) Liability in connection therewith, and (3) as otherwise approved by the Board of Directors of the Company, including a majority of Independent Directors, with respect to the matter subject to such vote or consent.

               (b) Notwithstanding anything contained in this Agreement, Purchaser and its Affiliates and the respective Groups in which any of them may be members shall not be restricted in any manner whatsoever from voting, or consenting with respect to, Equity Securities of the Company owned by any of them that are not Excess Purchaser Securities with respect to the matter subject to such vote or consent.


          SECTION 3.2 PURCHASER TRANSFER RESTRICTIONS. Purchaser shall not, and shall not cause or permit its Affiliates to, transfer the beneficial ownership of the Purchaser Shares (including, without limitation, the Purchaser Preferred Shares, the JEDI/Purchaser Option and the Warrants) except in one or more of the following transactions:

               (a) each transfer pursuant to a public offering of Common Stock pursuant to a registration statement effective under the Securities Act; and

               (b) each transfer to any person or Group that represents in writing to Purchaser that, after giving effect to such transfer and to each Related Transaction, it will beneficially own less than 9.9% of the sum of the shares of Common Stock that are then issued and outstanding plus the sum of the shares of Common Stock that are then subject to acquisition upon the conversion, exercise or exchange of Equity Securities of the Company so transferred (whether or not the conversion, exercise or exchange thereof is subject to any condition or restriction); and

               (c) each transfer to any person or Group that (1) represents in writing to Purchaser that, after giving effect to such transfer and to each Related Transaction, it will beneficially own more than 9.9% and less than 20% of the sum of the shares of Common Stock that are then issued and outstanding plus the sum of the shares of Common Stock that are then subject to acquisition upon the conversion, exercise or exchange of Equity Securities of the Company so transferred (whether or not the conversion, exercise or exchange thereof is subject to any condition or restriction) and (2) assumes by written instrument satisfactory to each of the Company and Purchaser the obligations and restrictions contained in this Section 3.2 to which such Purchaser Shares were subject immediately prior to such transfer; and

               (d) each transfer approved by the Board of Directors of the Company, including a majority of Independent Directors, which approval shall not be unreasonably withheld, to any person or Group that represents in writing to Purchaser that, after giving effect to such transfer to each Related Transaction, it will beneficially own more than 9.9% and less than 20% of the sum of the shares of Common Stock that are then issued and outstanding plus the sum of the shares of Common Stock that are then subject to acquisition upon the conversion, exercise or exchange of Equity Securities of the Company so transferred (whether or not the conversion, exercise or exchange thereof is subject to any condition or restriction); and

               (e) each transfer approved by the Board of Directors of the Company, including a majority of Independent Directors; and

               (f) each transfer in a Business Combination Transaction approved by the Board of Directors of the Company, including a majority of Independent Directors, or by two-thirds of the shares of Common Stock voted with respect to the transaction (in which the Purchaser Shares are voted in accordance with the restrictions contained in Section 2.1, if applicable); and

               (g) each transfer pursuant to a tender or exchange offer for outstanding Common Stock by any person other than Purchaser, any of its Affiliates or any Group including Purchaser or any of its Affiliates (1) which the Board of Directors of the Company, including a majority of the Independent Directors, does not oppose, or (2) which the Board of Directors of the Company or a majority of Independent Directors opposes if after completion of such tender or exchange offer securities not tendered or exchanged may be treated less favorably than securities tendered, provided that no tender, indication or arrangement to tender Common Stock may be made in the case of the preceding clause (2) until forty-eight hours prior to the expiration of any time after which securities tendered may be treated less favorably than securities tendered prior thereto; and

               (h) each bona fide pledge of or the granting of a security interest or any other Lien in the Purchaser Shares to secure a bona fide loan, guarantee or other financial support, the foreclosure of such pledge or security interest or any other Lien that may be placed involuntarily upon any Purchaser Shares, or the subsequent sale or other disposition of such Purchaser Shares by such lender or its agent, provided that such lender is not a member of a Group with respect to Common Stock which Group includes Purchaser or Affiliates of Purchaser; and

               (i) each transfer of Purchaser Shares to any Affiliate of Purchaser, or a bona fide pledge of or the granting of a security interest or any other Lien in such Purchaser Shares to an Affiliate of Purchaser, provided in each case that such Affiliate shall expressly assume by written instrument satisfactory to the Company and Purchaser all of the obligations and restrictions contained in this Shareholder Agreement to which such Purchaser Shares were subject immediately before such transfer; and

               (j) a transfer upon the liquidation or dissolution of the Company or a transfer which is effected by operation of law.

          SECTION 3.3    PURCHASER PURCHASE RESTRICTIONS.

               (a) Purchaser shall not, and shall not cause or permit its Affiliates or any Group including Purchaser or any of its Affiliates to, acquire shares of Common Stock, which when combined with shares of Common Stock then owned by Purchaser and its Affiliates, after giving effect to the acquisition and each Related Transaction, would result in Purchaser beneficially owning 40% or more of the shares of Common Stock then issued and outstanding, PROVIDED that the Purchaser Preferred Conversion Shares, the Tranche A Warrant Shares and the Tranche B Warrant Shares that shall not then have been acquired by the Purchaser and its Affiliates shall not be included in any such determination of beneficial ownership, except that such restriction on purchase shall not be applicable to each of the following acquisitions:

          (1) each acquisition following a Business Combination Transaction that (A) shall have been approved by the Board of Directors of the Company, including a majority of Independent Directors, or by two-thirds of the shares of Common Stock voted with respect to the transaction (in which the Purchaser Shares are voted in accordance with the restrictions contained in
     Section 3.1, if applicable) and (B) would, if completed on the terms so approved, result in the beneficial ownership by any person or Group (other than and not including Purchaser or an Affiliate of, or any person acting in concert with Purchaser) of 20% or more of the shares of Common Stock then issued and outstanding or, if all or any part of the shares of Common Stock shall be changed into or exchanged for shares of any class of capital stock of any other person (which class has the right to vote generally for the election of directors), 20% or more of the shares of such class of capital stock; and

          (2) each acquisition following the commencement of a tender or exchange offer made by any person or Group (other than and not including Purchaser or an Affiliate of, or any person acting in concert with, Purchaser) to acquire beneficial ownership of 40% or more of the shares of Common Stock then issued and outstanding; and

          (3) each acquisition after any person or Group (other than and not including an Affiliate of Purchaser) shall own beneficially shares of Common Stock which exceed the sum of the number of shares of Common Stock that are then owned by Purchaser and its Affiliates plus the number of shares that are then subject to acquisition upon the conversion, exercise or exchange by Purchaser and its Affiliates of Equity Securities of the Company or other rights then owned by Purchaser and its Affiliates (including, without limitation (but without duplication), the Purchaser Note, the Purchaser Preferred Shares, the JEDI/Purchaser Option, the Tranche A Warrants and the Tranche B Warrants), whether or not the conversion, exercise or exchange thereof is then subject to any condition or restriction; and

          (4) each acquisition approved by the Board of Directors of the Company, including a majority of Independent Directors.

               (b) Purchaser and its Affiliates shall have no obligation under this Agreement or otherwise to transfer shares of Common Stock, which, when such shares were acquired, after giving effect to such transaction and any Related Transaction, did not, when combined with other shares of Common Stock then owned by Purchaser and its Affiliates and any Group including Purchaser or any of its Affiliates, constitute 40% or more of the shares of Common Stock then issued and outstanding. Without limiting the generality of the foregoing, Purchaser and its Affiliates shall not be required to transfer any shares of Common Stock if the aggregate percentage ownership of Purchaser and its Affiliates is increased as a result of any action taken by the Company or its Affiliates including, without limitation, by reverse split-up, reclassification, recapitalization, reorganization, combination, redemption, repurchase or cancellation of shares or Business Combination Transaction.

          SECTION 3.4 OTHER PURCHASER RESTRICTIONS. Purchaser shall not, and shall not cause or permit its Affiliates to, enter into any transaction (including, without limitation, the purchase, sale or exchange of property or the rendering of any service) with any of the Company and its Subsidiaries that shall not have been approved by the Board of Directors of the Company, including a majority of Independent Directors.

                                   ARTICLE IV

                                   TERMINATION


          SECTION 4.1 TERMINATION. This Agreement shall terminate on the date (the "TERMINATION DATE") that is the earlier of (a) the fifth anniversary of the Second Closing Date and (b) the first day on which (1) the sum of the number of shares of Common Stock beneficially owned by Purchaser and its Affiliates that are then issued and outstanding plus the number of shares of Common Stock that are then subject to acquisition by Purchaser and its Affiliates upon the conversion, exercise or exchange of Equity Securities of the Company then owned by Purchaser and its Affiliates (including, without limitation (but without duplication), the Purchaser Preferred Shares, the JEDI/Purchaser Option, the Tranche A Warrants and the Tranche B Warrants), whether or not the conversion, exercise or exchange thereof is then subject to any condition or restriction is less than (2) an amount equal to 20% of the total number of shares of Common Stock then issued and outstanding and then subject to issuance upon the conversion of or exercise or exchange for all Equity Securities (including securities convertible, exercisable or exchangeable into Common Stock, whether or not the conversion, exercise or exchange thereof is then subject to any condition or restriction) of the Company or rights then outstanding.


                                    ARTICLE V

                                  MISCELLANEOUS


          SECTION 5.1 LEGENDS. Certificates representing Purchaser Shares shall bear the legends as required by Section 3.4 of the Purchase Agreement; PROVIDED, HOWEVER, that after the transfer of Purchaser Shares in accordance with Section 3.2 and the Termination Date, the legend referred to in Section 3.4(a)(2) of the Purchase Agreement shall be removed with respect to such Purchaser Shares and all Purchaser Shares, respectively.

          SECTION 5.2 NOTICES. All notices, requests and other communications to any party or under this Agreement shall be in writing. Communications may be made by telecopy or similar writing. Each communication shall be given to such party at its address stated on the signature pages of this Agreement or at any other address as such party may from time to time specify in writing to all other parties. Each communication shall be effective
(a) if given by telecopy, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed, (b) if given by mail, 72 hours after the communication is deposited in the mails properly addressed with first class postage prepaid or (c) if given by any other means, when delivered to the proper address and a written acknowledgement of delivery is received.

          SECTION 5.3    NO WAIVERS; REMEDIES; SPECIFIC PERFORMANCE.

               (a) No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies available at law or in equity.

               (b) In view of the uniqueness of the agreements contained in this Agreement and the transactions contemplated hereby and the fact that each party would not have an adequate remedy at law for money damages in the event that any obligations under this Agreement is not performed in accordance with its terms, each party therefore agrees that the other parties to this Agreement shall be entitled to specific enforcement of the terms of this Agreement in addition to any other remedy to which any of them may be entitled, at law or in equity.

          SECTION 5.4 AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by a party from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by the other parties to this Agreement, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

          SECTION 5.5    SUCCESSORS AND ASSIGNS.

               (a) Except as expressly contemplated by this Agreement, no party may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other parties; PROVIDED, that Purchaser may assign its rights and delegate its responsibilities under this Agreement pursuant to Sections 3.2(c) or 3.2(h), as the case may be, without the consent of the Company. Any assignment or delegation in contravention of this
Section 5.5 shall be void AB INITIO and shall not relieve the delegating party of any of its obligations under this Agreement.

               (b) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective permitted successors and assigns.

               (c) Notwithstanding anything herein to the contrary, each transferee of Purchaser Shares transferred in one or more of the transactions specified in clauses (a) through (j), inclusive, of Section 3.2 shall acquire such Purchaser Shares free and clear of any restrictions or obligations contained in this Agreement.


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


          SECTION 5.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. All rights and obligations of the parties shall be in addition to and not in limitation of those provided by applicable law.

          SECTION 5.7 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

          SECTION 5.8 SEVERABILITY OF PROVISIONS. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of the provision in any other jurisdiction.

          SECTION 5.9 HEADINGS AND REFERENCES. Article and section headings in this Agreement are included for the convenience of reference only and do not constitute a part of this Agreement for any other purpose. References to parties and articles and sections in this Agreement are references to the parties to or the articles and sections of this Agreement, as the case may be, unless the context shall require otherwise.

          SECTION 5.10 ENTIRE AGREEMENT. Except as otherwise specifically provided in the following sentence, this Agreement embodies the entire agreement and understanding of the parties and supersedes all prior agreements or understandings with respect to the subject matters of this Agreement. Purchaser shall remain subject to paragraphs (1) through (3), inclusive, of the letter agreement dated March 6, 1995 between the Company and Purchaser in accordance with the terms thereof and Purchaser and the Company shall remain subject to the other Transaction Documents.

          SECTION 5.11 SURVIVAL. Except as otherwise specifically provided in this Agreement, each representation, warranty or covenant of each party contained in this Agreement shall remain in full force and effect, notwithstanding any investigation or notice to the contrary or any waiver by any other party of a related condition precedent to the performance by such other party of an obligation under this Agreement.

          SECTION 5.12 SUBMISSION TO JURISDICTION. Each party (1) agrees that any Action with respect to this Agreement or transactions contemplated by this Agreement shall be brought exclusively in the courts of the State of New York or of the United States of America for the Southern District of New York,
(2) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts, (3) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which it may now or hereafter have to the bringing of any action in those jurisdictions; PROVIDED, HOWEVER, that each party may assert in an Action in any other jurisdiction or venue each mandatory defense, third-party claim or similar claim that, if not so asserted in such Action, may not be asserted in an original Action in the courts referred to in clause (1) above.

          SECTION 5.13 WAIVER OF JURY TRIAL. Each party waives any right to a trial by jury in any action to enforce or defend any right under this Agreement or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with this Agreement and agrees that any action shall be tried before a court and not before a jury.

          SECTION 5.14 AFFILIATE. Nothing contained in this Agreement shall cause Purchaser or any other party to be or be deemed an "affiliate" of any of the Company and its Subsidiaries within the meaning of Rule 13e-3 under the Exchange Act.


                         -------------------------------

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Shareholders Agreement as of the date first written above in New York, New York.


                              FOREST OIL CORPORATION


                              By:  /s/ Robert S. Boswell
                                   -------------------------
                                   Robert S. Boswell
                                   President

                              Address:  1500 Colorado National
                                         Building
                                        950 - 17th Street
                                        Denver, Colorado 80202

                              Telecopy: (303) 592-2602


                              THE ANSCHUTZ CORPORATION


                              By:  /s/ Douglas L. Polson
                                   -------------------------
                                   Douglas L. Polson
                                   Vice President and Chief Financial Officer

                              Address:  2400 Anaconda Tower
                                        555 - 17th Street
                                        Denver, Colorado  80202

                              Telecopy: (303) 298-8881


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